As filed with the U.S. Securities and Exchange Commission on June 12, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MYOMO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-0944526
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

One Broadway, 14th Floor

Cambridge, Massachusetts 02142

(617) 996-9058

(Address of Registrant’s Principal Executive Offices)

Myomo, Inc. 2018 Stock Option and Incentive Plan

(Full title of the plan)

Paul R. Gudonis

President and Chief Executive Officer

Myomo, Inc.

One Broadway, 14th Floor

Cambridge, Massachusetts 02142

(617) 996-9058

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom, Esq.

James Xu, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	350,000 shares(3)	$3.585	$1,254,750	$162.87

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the Registrant’s 2018 Stock Option and Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on the average of the high and low sale prices of the Registrant’s common stock, as quoted on the Nasdaq Global Market, on June 11, 2020.

(3)

Represents an increase of 350,000 shares of Common Stock to the number of shares available for issuance under the Plan. Shares available for issuance under the Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on March 19, 2020 (Registration No. 333-237288), March 14, 2019 (Registration No. 333-230272) and June 28, 2018 (Registration No. 333- 225952).

EXPLANATORY NOTE

On March 18, 2020, the Board of Directors of Myomo, Inc. (the “Company”) approved Amendment No. 1 (the “Plan Amendment”) to the Myomo, Inc. 2018 Stock Option and Incentive Plan (the “2018 Plan” and as amended, the “Amended 2018 Plan”), subject to stockholder approval at the Company’s Annual Meeting of Stockholders, to increase the number of shares reserved for issuance by 350,000 shares of common stock, par value $0.0001 per share of the Company (the “Common Stock”), to an aggregate of 413,216 shares of Common Stock under the Amended 2018 Plan (inclusive of the annual evergreen increase on each of January 1, 2019 and January 1, 2020, under the 2018 Plan) (the “Plan Increase”). On June 9, 2020, the Plan Increase was approved by the Company’s stockholders at the 2020 Annual Meeting of Stockholders.

The Company is filing this Registration Statement on Form S-8 to register an additional 350,000 shares of Common Stock authorized under the Plan. The additional shares are of the same class as other securities relating to the Plan for which the Company’s registration statement filed on Form S-8 (Registration No. 333-225952) on June  28, 2018, is effective. The information contained in the Company’s registration statement on Form  S-8 (Registration No. 333-225952) is hereby incorporated by reference pursuant to General Instruction E.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Eighth Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 2.3 contained in the Registrant’s Form 1-A filed on January 6, 2017).

4.2	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 2.4 contained in the Registrant’s Form 1-A filed on January 6, 2017).

4.3	Certificate of Amendment to the Eighth Amended and Restated Certificate of Incorporation, as amended, of Myomo, Inc., filed with the Secretary of the State of Delaware on January 30, 2020 (incorporated by reference to Exhibit 3.1 contained in the Registrant’s Form 8-K filed on January 30, 2020).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Marcum LLP, independent registered public accounting firm.

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page II-1 of this Registration Statement on Form S-8).

99.1	Myomo, Inc. 2018 Stock Option and Incentive Plan and form of award agreements (incorporated by reference to Appendix A contained in the Registrant’s Definitive Proxy Statement filed on April 26, 2018).

99.2	Amendment No. 1 to the Myomo, Inc. 2018 Stock Option and Incentive Plan (incorporated by reference to Exhibit A contained in the Registrant’s Definitive Proxy Statement filed on April 28, 2020)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, Commonwealth of Massachusetts, on the 12th day of June, 2020.

MYOMO, INC.

By:	/s/ Paul R. Gudonis
Paul R. Gudonis
Chairman, Chief Executive Officer and President

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul R. Gudonis and David Henry, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, in any and all capacities, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 of Myomo, Inc., and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul R. Gudonis Paul R. Gudonis	Chairman, Chief Executive Officer and President (Principal Executive Officer)	June 12, 2020

/s/ David Henry David Henry	Chief Financial Officer (Principal Accounting and Financial Officer)	June 12, 2020

/s/ Thomas A. Crowley, Jr. Thomas A. Crowley, Jr.	Director	June 12, 2020

/s/ Thomas F. Kirk Thomas F. Kirk	Director	June 12, 2020

/s/ Amy Knapp Amy Knapp	Director	June 12, 2020